UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 12, 2008


                         WIRED ASSOCIATES SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-142324
                            (Commission File Number)

                                   37-1458557
                        (IRS Employer Identification No.)

             14205 SE 36th Street, Suite 100, #172 Belvue, WA 98006
              (Address of principal executive offices and Zip Code)

                                  425-675-4242
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 12, 2008 Scott Delbeck resigned as our President, Chief Executive Officer and a director, Roy Brown resigned as Treasurer, Chief Financial Officer, Secretary and a director and Ian Garrett resigned as Vice-President and a director. As a result, prior to such resignations, on September 12, 2008 we appointed Jacqueline Winwood as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company.

Our board of directors and officers is now Jacqueline Winwood.

JACQUELINE WINWOOD

Ms. Winwood has been working as a hotel manager for the Earl of Doncaster hotel since 1996. Prior to that she first worked as a manager and then an owner of a woman's retail fashion store. Ms. Winwood also currently owns, develops, and manages a number or commercial, residential, and leisure real estate properties.

Ms. Winwood also is affiliated with the following associations:

Member of Copley and Nether Hall Traders Forum
September 2004 - present

Member of Doncaster Town Centre Renaissance Team
September 2004 - present

Member of Doncaster Tourism Steering Group
August 2002 - Present

Member of the Institute of Hospitality (formally HCIMA) The recognised institute for Hospitality Management Professionals October 2000 - Present

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRED ASSOCIATES SOLUTIONS INC.


/s/ Jacqueline Winwood
-------------------------------
Jacqueline Winwood
President

September 12, 2008

                                       2